Form of Amendment to Distribution Agreement

This Amendment, dated as of [                    ], 2013 (the “Effective Date”), to the Distribution Agreement (this “Amendment”), by and between WisdomTree Trust a Delaware business trust having its principal place of business at 380 Madison Avenue, 21st Floor, New York, New York 10017 (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of November 1, 2011, as amended, and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of the WisdomTree Emerging Markets Dividend Growth Fund, and to revise Exhibit A of the Agreement accordingly.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current Exhibit A to the Agreement in its entirety and replace it with a new Exhibit A attached hereto and incorporated herein by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WISDOMTREE TRUST		ALPS DISTRIBUTORS, INC.

By:		By:
Name:	Jonathan Steinberg	Name:	Thomas A. Carter
Title:	Chief Executive Officer	Title:	President

EXHIBIT A

WisdomTree Asia Local Debt Fund

WisdomTree Asia-Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree China Dividend ex-Financials Fund

WisdomTree Commodity Country Equity Fund

WisdomTree DEFA Equity Income Fund

WisdomTree DEFA Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Brazilian Real Fund

WisdomTree Chinese Yuan Fund

WisdomTree Commodity Currency Fund

WisdomTree Emerging Currency Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Equity Income Fund

WisdomTree Euro Debt Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global Corporate Bond Fund

WisdomTree Global Equity Income Fund

WisdomTree Global ex-U.S. Growth Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return Fund

WisdomTree India Earnings Fund

WisdomTree Indian Rupee Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Interest Rate Strategy Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Value Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. SmallCap Dividend Growth Fund

WisdomTree United Kingdom Hedged Equity Fund